UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 03, 2023
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Termination of Director Fee Deferral Plans

The Company maintains (i) the Sussex Bancorp/Sussex Bank Amended and Restated Director Deferred Compensation Agreement (“Sussex Plan”) as successor to Sussex Bancorp and (ii) the Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan (“Provident Plan”). In addition, Provident Bank (the “Bank”) maintains (i) the First Savings Bank Deferred Fee Plan as successor to First Savings Bank (“First Savings Bank Plan”) and (ii) the Sussex Plan as successor to Sussex Bank (the Sussex Plan, the Provident Plan and the First Savings Bank Plan collectively, the “Plans.”) The Company and the Bank have determined that the Plans no longer serve their purpose as they are no longer being actively used by directors to defer fees, and so determined that for administrative reasons the Plans should be terminated in accordance with their respective terms.

On September 29, 2023, the Board of Directors of the Company voted to terminate the Sussex Plan and the Provident Plan, and the Board of Directors of the Bank voted to terminate the Sussex Plan and the First Savings Bank Plan, all effective as of November 1, 2023. As may be required by the particular Plan document, the termination is conditioned on consent of the Plan participants.

Mr. Christopher Martin, Executive Chairman, has been a participant in the First Savings Bank Plan as a result of his service as a director of First Savings Bank. As a result of the termination of the First Savings Bank Plan, and in order to comply with federal tax laws, Mr. Martin will be entitled to receive a distribution that will be made between November 1, 2024 and the second anniversary of the termination. The value of the distribution would be approximately $519,300.00 as of September 29, 2023, which includes 17,785 shares of Company stock valued using the September 29, 2023 closing price. The value of the distribution will vary based on interest and dividends on the account, if any, as well as changes in the market value of the Company stock to be distributed. In addition, all other participants under the Plans will receive distributions upon termination of the Plans in accordance with the terms of the respective Plans and federal tax law. Under the Plans and the trusts held under the Plans, participants may receive distributions in Company stock to the extent that is the investment chosen under the Plan.

The Company has accrued for the benefits payable under the Plans over time. Accordingly, any additional accruals through the effective date of termination and final payment of benefits are not expected to have a material impact on the Company’s financial condition or results of operation.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired. Not applicable.

(b)    Pro Forma Financial Information. Not applicable.

(c)     Shell Company Transactions. Not applicable.

(d)    Exhibits.

Exhibit No.        Description
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	October 3, 2023	By:/s/ John Kuntz
John Kuntz
Senior Executive Vice President